Exhibit 10.16.4

ESA Management, LLC

11525 N. Community House Road

Suite 100

Charlotte, NC 28277

October 9, 2013

ACKNOWLEDGMENT OF ASSUMPTION

ESA Management, LLC (“ESA”) hereby acknowledges and agrees that effective upon the consummation of the transactions (the “Closing”) contemplated by that certain Asset Purchase Agreement dated as of October 9, 2013 by and between ESA and HVM L.L.C. (“HVM”), ESA shall assume that certain employment agreement by and between Peter Crage and HVM entered into on July 7, 2011 and amended on January 31, 2012 (the “Employment Agreement”) in accordance with the terms of Section 2.1 of the Asset Purchase Agreement and Section 10 of the Employment Agreement.

In addition, ESA and Peter Crage hereby agree and acknowledge the following clarifications and amendments to the Employment Agreement in light of the assumption to be effective as of the Closing:

1.	All references to “HVM L.L.C.” or the “Company” shall be deemed references to “ESA Management, L.L.C.”

2.	All references to the “Board of Managers” or to the “Manager Representatives” shall be deemed references to the “Board of Directors of Extended Stay America, Inc.”

3.	The last sentence of Section 5.E. shall be replaced in its entirety to read as follows:

For purposes of this Agreement, a “Change of Control Transaction” shall mean a “Change in Control” as defined in the Extended Stay America, Inc. 2013 Long-Term Incentive Plan.

IN WITNESS WHEREOF, the parties have executed this Acknowledgement as of the date set forth above.

ESA MANAGEMENT, LLC

By:	/s/ Christopher Daniello
Name:	Christopher Daniello
Title:	Vice President & Secretary

PETER CRAGE

By:	/s/ Peter Crage
Name:	Peter Crage